EXHIBIT 99.1

Execution Version
SHAREHOLDER NOMINATION AGREEMENT
This Shareholder Nomination Agreement, dated March 28, 2016 (this “Agreement”), is by and between Sagard Capital Partners, L.P., a Delaware limited partnership (“Sagard Capital”), and Performance Sports Group Ltd. (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1	Board Representation.
(1)	The Company and Sagard Capital agree as follows:
(a)	on the date of this Agreement, the Board of Directors of the Company (the “Board”) will appoint Dan Friedberg (the “Sagard Capital Nominee”) to the Board to fill an existing vacancy on the Board;
(b)	provided that Sagard Capital has not materially breached this Agreement and failed to cure such breach within five (5) business days following receipt by it of written notice from the Company specifying any such breach, the Company will include the Sagard Capital Nominee in its slate of nominees for election as a director of the Company (i) at the Company’s 2016 annual meeting of shareholders, which shall be held no later than October 31, 2016 (the “2016 Annual Meeting”), and (ii) at any special meeting of shareholders of the Company at which directors may be elected called by the Company up to the date of the 2016 Annual Meeting, and agrees that, in addition to the Sagard Capital Nominee, the Company’s slate of nominees for the 2016 Annual Meeting will include all of the incumbent members of the then-current Board (as long as they are willing to serve); provided, that the Board shall be entitled to (i) fill any vacancies on the Board, which may arise from time to time (including to appoint any Chief Executive Officer as a member of the Board); and (ii) increase the size of the Board in excess of nine (9) directors by one (1) director to not more than ten (10) directors and nominate for election a tenth (10th) nominee, in each case, as recommended by the Company’s Corporate Governance and Nominating Committee and approved by the Board;
(c)	provided that Sagard Capital has not materially breached this Agreement and failed to cure such breach within five (5) business days following receipt by it of written notice from the Company specifying any such breach, the Company will use its commercially reasonable efforts to cause the election of the Sagard Capital Nominee to the Board at the 2016 Annual Meeting (including listing the Sagard Capital Nominee in the management proxy circular and form of proxy prepared, filed and delivered in connection with the 2016 Annual Meeting and recommending that the Company’s shareholders vote in favour of the election of the Sagard Capital Nominee (along with all other Company nominees) and otherwise supporting the Sagard Capital Nominee for election in a manner no less rigorous and favourable than the manner in which the Company supports its other nominees);
(d)	as a condition to the Sagard Capital Nominee’s appointment to the Board and nomination for election as a director of the Company at the 2016 Annual Meeting, Sagard Capital shall, and shall cause the Sagard Capital Nominee to, provide to the Company, prior to such appointment and nomination and on an on-going basis while serving as a member of the Board, such information and materials as the Company is entitled to receive from other members of the Board and as are required to be disclosed in management proxy circulars under applicable law or as are otherwise requested by the Company from time-to-time from members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, or as provided for under the Company’s policies and/or procedures, including an executed consent from the Sagard Capital Nominee to serve as a director of the Company, a non-management director agreement, a completed directors’ questionnaire in the form separately provided to the Sagard Capital Nominee, a completed personal information form, or such other documentation as may be requested by any stock exchange or required by any applicable securities regulator and, as contemplated by Section 1(2) of this Agreement, an executed irrevocable resignation as director in the form attached hereto as Exhibit A (collectively, the “Nomination Documents”);
(e)	should the Sagard Capital Nominee resign from the Board or be rendered unable to, or be unwilling to, be appointed to, or for any other reason fail to serve on, the Board (other than as a result of not being nominated by the Board for election at an annual meeting of shareholders of the Company subsequent to the 2016 Annual Meeting), and provided that Sagard Capital has not materially breached this Agreement and failed to cure such breach within five (5) business days following receipt by it of written notice from the Company specifying any such breach, Sagard Capital shall be entitled to designate, and the Board shall add as a member of the Board, a replacement that is approved by the Company, such approval not to be unreasonably withheld or delayed (an “Acceptable Person”) (and if such proposed designee is not approved as an Acceptable Person, Sagard Capital shall be entitled to continue designating recommended replacements until it has identified a proposed designee who is approved by the Board as an Acceptable Person) (a “Replacement”). Any such Replacement who becomes a member of the Board in replacement of the Sagard Capital Nominee shall be deemed to be the Sagard Capital Nominee for all purposes under this Agreement, and prior to his or her appointment to the Board, shall be required to provide to the Company the Nomination Documents including an executed irrevocable resignation as director in the form attached hereto as Exhibit A. Notwithstanding the foregoing, Sagard Capital shall not be entitled to designate a Replacement for Dan Friedberg under this Section 1(1)(e) until the 2016 Annual Meeting has been held (other than a Replacement due to Dan Friedberg’s death or disability);

(f)	in respect of any annual meeting of shareholders of the Company to be held subsequent to the 2016 Annual Meeting, the Company shall notify Sagard Capital in writing no less than sixty (60) days before the applicable advance notice deadline, as provided for in the Company’s Articles, whether the Sagard Capital Nominee will be nominated by the Board (in its sole discretion) for election as a director at such annual meeting and, if the Sagard Capital Nominee is to be so nominated, shall use its commercially reasonable efforts to cause the election of the Sagard Capital Nominee to the Board at such annual meeting (including listing the Sagard Capital Nominee in the management proxy circular and form of proxy prepared, filed and delivered in connection with such annual meeting and recommending that the Company’s shareholders vote in favour of the election of the Sagard Capital Nominee (along with all other Company nominees) and otherwise supporting the Sagard Capital Nominee for election in a manner no less rigorous and favourable than the manner in which the Company supports its other nominees);
(g)	as of the date of this Agreement, the Company represents and warrants that, prior to the Board appointing the Sagard Capital Nominee as a director as contemplated by Section 1(1)(a), the Board is composed of seven (7) directors and that there are two vacancies on the Board. The Company agrees that, from and after the date of this Agreement, so long as the Sagard Capital Nominee is a member of the Board, without the approval of Sagard Capital or the Sagard Capital Nominee who is then a member of the Board, the Board shall not be entitled to increase the size of the Board above ten (10) directors, each member thereof having one vote on all matters;
(h)	to the extent permitted by applicable law and the Company’s existing insurance coverage, from and after the date of this Agreement, the Sagard Capital Nominee shall be covered by the same indemnification and insurance provisions and coverage as are applicable to the individuals who are currently directors of the Company, and shall be entitled to enter into an indemnity agreement with the Company, such agreement to be in a form substantially consistent with the form of agreement entered into by individuals who are currently directors of the Company, as such form of agreement may be amended, restated, supplemented or otherwise modified from time to time; provided, however, that, within a reasonable period of time after the date hereof, the Board shall give due consideration to any proposed modifications to such form of agreement (for the Sagard Capital Nominee and all other members of the Board) that Sagard Capital has proposed; and
(i)	provided the Board has made an affirmative determination, acting in good faith and in accordance with the exercise of its fiduciary duties, that the Sagard Capital Nominee is “independent” within the meaning of applicable securities law in Canada and the United States, and the rules of the Toronto Stock Exchange and the New York Stock Exchange (to the extent that

“independence” is necessary for service on either committee described in (i) or (ii) below), and subject to compliance with the Company’s Corporate Governance Guidelines, policies and/or committee charters, the Board shall take all reasonable actions during the Board Representation Period (as defined in this Agreement) to appoint the Sagard Capital Nominee as (i) a member of the Corporate Governance and Nominating Committee (or its equivalent) and (ii) a member of the Compensation Committee (or its equivalent). Further, for so long as the Sagard Capital Nominee is a member of the Board, the Board will not form an executive committee of the Board unless the Sagard Capital Nominee is appointed as a member thereof. Without limiting the foregoing, the Board shall give the Sagard Capital Nominee the same due consideration for membership to any other committee of the Board as any other non-management director.
(2)	Notwithstanding any provision in this Agreement to the contrary, if (A) at any time after the date of this Agreement, Sagard Capital, together with all controlled Affiliates of either Sagard Capital and/or the other entities listed on Schedule A (such controlled Affiliates, collectively and individually, the “Sagard Capital Affiliates”), ceases collectively to Beneficially Own (as defined in this Agreement), an aggregate Net Long Position (as defined in this Agreement) of at least 2,278,334 of the issued and outstanding common shares in the capital of the Company (“Common Shares”) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), or (B) at the 2016 Annual Meeting or any subsequent annual meeting of shareholders of the Company where the Sagard Capital Nominee is nominated, the Sagard Capital Nominee receives more “withhold” votes than votes “in favour” at such meeting, (1) Sagard Capital shall cause the Sagard Capital Nominee to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits (and in the case of (B) being applicable, such resignation shall be delivered in accordance with the Company’s then applicable Majority Voting Policy) and (2) the Company shall have no further obligations under this Section 1 with respect to the Sagard Capital Nominee. In furtherance of this Section 1(2), the Sagard Capital Nominee shall, prior to his or her appointment to the Board, and Sagard Capital shall cause the Sagard Capital Nominee to, execute an irrevocable resignation as director in the form attached hereto as Exhibit A and deliver it to the Company. Sagard Capital shall keep the Company regularly apprised of the Net Long Position of Sagard Capital and the Sagard Capital Affiliates to the extent that such position differs by more than 1% of the outstanding Common Shares (on a non-diluted basis) from the ownership positions publicly reported in Sagard Capital’s regulatory filings made from time to time in accordance with applicable securities laws. For purposes of this Agreement: the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the U.S. Securities and Exchange Commission (“SEC”) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); the term “Net Long Position” shall mean: such Common Shares Beneficially Owned, directly or indirectly, that constitute the relevant person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
(3)	At all times from the date of this Agreement through the termination of his or her service as a member of the Board, the Sagard Capital Nominee shall comply with the director qualification requirements expressly set forth under the British Columbia Business Corporations Act (the “BCBCA”) and all policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board, including, without limitation, the Company’s code of business conduct and ethics, insider trading policy and corporate governance guidelines (copies of which are available on the Company’s website at www.performancesportsgroup.com), and preserve the confidentiality of the Company’s business and information, including discussions of matters considered in meetings of the Board or Board committees (except as permitted in the confidentiality agreement to be entered into pursuant to Section 4 of this Agreement). Upon request by Sagard Capital, the Company agrees to pay to Sagard Capital or another Sagard Capital Affiliate any compensation to which the Sagard Capital Nominee is otherwise entitled as a director and/or committee member (provided that, notwithstanding any such request, that portion of any compensation which consists of equity or equity-linked compensation shall only be payable to Sagard Capital or such Sagard Capital Affiliate if and to the extent permitted by the terms of the applicable equity or equity-linked plan and/or any registration statement applicable thereto and if not so permitted, the equity or equity-linked compensation will be payable to the Sagard Capital Nominee).
Section 2	Certain Other Matters.
(1)	The parties acknowledge that the Sagard Capital Nominee may resign from the Board at any time in his discretion. From the date of this Agreement until the later of (x) the earlier of (A) the conclusion of the 2016 Annual Meeting and (B) the date that the Sagard Capital Nominee is not elected at any annual general meeting of shareholders of the Company or at any special meeting of shareholders of the Company at which directors may be elected and (y) the date that the Sagard Capital Nominee is no longer a member of the Board (it being understood that (i) if the Sagard Capital Nominee is no longer a member of the Board due to circumstances in which Sagard Capital would be entitled to appoint a Replacement, the Sagard Capital Nominee shall be deemed to continue to be a member of the Board for all purposes of this Agreement until such time as Sagard Capital irrevocably waives in writing any right to designate such a Replacement or appoints such a Replacement (the “Replacement Waiver”); (ii) if the Sagard Capital Nominee resigns and fails to give at least forty-five (45) days prior notice to the Board of such resignation, the Sagard Capital Nominee shall be deemed to continue to be a member of the Board for purposes of this Section 2(1) of this Agreement until the forty-fifth day following the later of (x) the effective date of such resignation and (y) the date of the Replacement Waiver); and (iii) in respect of the annual meeting of shareholders of the Company occurring in the calendar year ending December 31, 2017 or at any annual meeting of shareholders occurring thereafter, if Dan Friedberg is no longer a director, officer, partner, member, employee or agent of Sagard Capital or the Sagard Capital Affiliates at such time, and Sagard Capital notifies the Company no less than forty-five (45) days before the applicable advance notice deadline, as provided for in the Company’s Articles, that it does not intend to nominate a Sagard Capital Nominee pursuant to Section 1(1)(f), but the Board, in its sole discretion, includes Dan Friedberg in its slate of nominees for election to the Board, Dan Friedberg shall no longer be considered to be the Sagard Capital Nominee for purposes of this Section 2(1) as of the date of the applicable annual meeting of shareholders of the Company (such period, the “Board Representation Period”)), so long as the Company has not materially breached this Agreement and failed to cure such breach within five (5) business days following receipt by it of written notice from Sagard Capital specifying any such breach, Sagard Capital shall not, directly or indirectly, and Sagard Capital shall cause each Sagard Capital Affiliate not to, directly or indirectly (it being understood and agreed that the following restrictions shall not apply to the Sagard Capital Nominee or Replacement solely in such person’s capacity as a director of the Company):
(a)	solicit proxies or consents of shareholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Common Shares, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or assist any third party in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act or applicable Canadian law) to vote or withhold from voting any Common Shares on any matter to be voted upon by shareholders of the Company at any annual meeting or special meeting of shareholders (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter); provided, however, that, except as expressly agreed in Section 2(2), nothing in this clause (a) or otherwise in this Agreement shall restrict or otherwise limit the Sagard Capital Affiliates from voting any voting securities in favor of or against any Extraordinary Transaction (as defined in this Agreement) for which such solicitation is being made;
(b)	encourage, advise or influence any other person or assist any third party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum on any matter to be voted upon by shareholders of the Company at any annual meeting or special meeting of shareholders (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter); provided, however, that nothing in this clause (b) or otherwise in this Agreement shall restrict or otherwise limit the Sagard Capital

Affiliates from voting any voting securities in favor of or against any Extraordinary Transaction;
(c)	other than with Sagard Capital Affiliates and/or the Sagard Capital Nominee (as holder of equity compensation issued by the Company), form or join in a partnership, limited partnership, syndicate or other group, including a group as defined under Section 13(d) of the Exchange Act, or act jointly or in concert with other persons, as defined under applicable securities laws in Canada, with respect to the Common Shares, or otherwise support or participate in any effort by a third party with respect to the matters set forth in clause (a) above;
(d)	other than through action at the Board by the Sagard Capital Nominee acting in his or her capacity as a director of the Company, present (or request to present) at any annual meeting or any special meeting of shareholders of the Company any proposal for consideration for action by shareholders, including under Section 188 of the BCBCA, or (except as explicitly permitted by this Agreement) propose (or request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board;
(e)	requisition or seek to requisition any meeting of the Company’s shareholders under Section 167 of the BCBCA;
(f)	grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxyholders included in the Company’s form of proxy for any annual meeting or special meeting of shareholders of the Company) or deposit any Common Shares in a voting trust or subject them to a voting agreement (other than this Agreement) or other arrangement of similar effect with respect to any annual meeting or special meeting of shareholders of the Company (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except as provided in Section 2(2) below;
(g)	make any request or application under Sections 46, 48, 49, 186, 191, 227, 228, 232, 233, 248 or 324 of the BCBCA or Part 6 of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer;
(h)	make, or cause to be made, by press release or similar statement to the public, press or media (including social media), or in an SEC or Canadian securities regulatory filing, any statement or announcement that disparages the Company, its officers or its directors or any person who has served as an officer or director of the Company in the past;
(i)	institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than (A) to enforce the provisions of this Agreement or any indemnification rights or indemnification agreement, (B) counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates, or shareholders of the Company, against the Sagard Capital Affiliates or the Sagard Capital Nominee, (C) the exercise of statutory appraisal rights and (D) class actions to which Sagard Capital is a party merely by virtue of owning Common Shares and is not a named plaintiff;  provided that the foregoing shall not prevent any Sagard Capital Affiliate from responding to or complying with a validly issued legal process (and the Company agrees that this clause (i) shall apply mutatis mutandis  to the Company and its directors, officers, partners, members, employees, agents (in each case, acting in such capacity) and Affiliates with respect to the Sagard Capital Affiliates);
(j)	acquire Beneficial Ownership of Common Shares that would equal or exceed (in the aggregate with all members of Sagard Capital and Sagard Capital Affiliates) the greater of (x) 19.9% of the then total issued and outstanding Common Shares and (y) the percentage of the then total issued and outstanding Common Shares acquired by any other person under circumstances in which the Board has waived or carved out by exception or similar device the applicability of any Rights Plan (as defined in this Agreement) currently in effect or which the Company hereafter adopts to such person’s acquisition of the Common Shares (and the Company (i) hereby agrees that it shall not adopt any Rights Plan containing, or amend any Rights Plan to establish, a percentage which would prohibit Sagard Capital and the Sagard Capital Affiliates from acquiring Beneficial Ownership of an amount up to the amount in (x) above and (ii) hereby does, and agrees that it shall provide the same waiver, carve out, exception or similar device for Sagard Capital and Sagard Capital Affiliates). The term “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan”, “stockholder rights plan”, “shareholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds either through the issuance of new rights, common shares or preferred shares (or any other security or device that may be issued to shareholders of the Company other than ratably to all shareholders of the Company) that carry severe redemption provisions, favourable purchase provisions or otherwise, and any related rights agreement (provided that (A) this clause (j) shall not be deemed violated due to any such acquisition of Beneficial Ownership which arises due to a decrease in the number of outstanding Common Shares and (B) increases in Beneficial Ownership shall exclude the effect of any increase in Beneficial Ownership arising by virtue of issuances of Common Shares or other equity securities as compensation to or on account of the Sagard Capital Nominee);
(k)	without the prior approval of the Board, separately or in conjunction with any other person or entity in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, or with whom or which it is acting jointly or in concert, propose (publicly or to the Company) or participate in, effect or seek to effect, any takeover bid, tender offer or exchange offer, merger, arrangement, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of material assets, liquidation, or dissolution involving the Company or any of its subsidiaries or joint ventures or its or their securities or a material amount of the assets or businesses of the Company or any of its subsidiaries or joint ventures (collectively, an “Extraordinary Transaction”); provided, however, this subparagraph (k) shall not prevent the Sagard Capital Nominee, acting in his or her capacity as a director of the Company, from raising such matter to the Board; provided, further, that the Sagard Capital Affiliates shall be permitted to sell or tender their Common Shares, and otherwise receive consideration, pursuant to any such transaction; and provided, further that if a third party (not a party to this Agreement or an Affiliate of a party) enters into a written agreement with the Company in respect of an Extraordinary Transaction, such agreement having been approved by the Board, or the Board otherwise makes a formal recommendation to the Company’s shareholders supporting an Extraordinary Transaction, which, in either case, would result in such third party acquiring, in any manner, such number of the outstanding Common Shares as would, when added to the shareholdings of such third party, a person under common control with such third party or a person acting jointly or in concert with any of the foregoing, constitute 50% or more of the outstanding Common Shares, or all or substantially all of the consolidated assets of the Company, then the Sagard Capital Affiliates shall be permitted to commence, or make a proposal to commence, a competing transaction at the same or higher consideration per Common Share (including a tender offer or exchange offer for 50% or more of the outstanding Common Shares at the same or higher consideration per Common Share); or
(l)	request, directly or indirectly, any amendment or waiver of the foregoing in a manner that would reasonably likely require public disclosure by Sagard Capital or the Company.
Notwithstanding the foregoing, if the Board determines, in its sole discretion, to engage in a process that solicits third parties to determine their interest in a potential transaction that is intended to, or would reasonably be expected to, give rise to an Extraordinary Transaction (a “Sale Process”), the Company shall permit Sagard Capital to participate in such Sale Process on the terms and conditions generally made available to the other participants in such Sale Process, and nothing in this Section 2(1) (including Section 2(1)(k)) shall prohibit Sagard Capital or a Sagard Capital Affiliate from submitting a proposal to the Board which competes with the Extraordinary Transaction (provided that nothing in this paragraph shall entitle Sagard Capital to any preferential treatment, compared to other parties). Nothing contained in this paragraph shall require the Board to engage in a Sale Process either before or after an Extraordinary Transaction.

At the discretion of the Board, for the avoidance of doubt, to the extent Sagard Capital elects to participate in a Sale Process, Sagard Capital shall, upon written request of the Company, use reasonable good faith efforts to cause the Sagard Capital Nominee to forthwith resign, failing which the Board shall be entitled to give effect to the executed irrevocable resignation delivered pursuant to Section 1(1)(d); provided, however, that, following the conclusion of a Sale Process where an Extraordinary Transaction is not ultimately consummated, Sagard Capital’s right to designate a director nominee under Sections 1(1)(b) and (e) shall be reinstated and the Company shall reappoint a Sagard Capital Nominee to the Board as soon as reasonably possible.
As used in this Agreement, the term “Beneficial Ownership of Common Shares”, or similar words as the context requires, means ownership by any person of: (i) Common Shares, (ii) rights or options to own or acquire any Common Shares (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise), (iii) any other economic exposure to Common Shares, including through any derivative transaction that gives any such person or any of such person’s controlled Affiliates the economic equivalent of ownership of an amount of Common Shares due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Common Shares, or which provides such person or any of such person’s controlled Affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Common Shares, in any case without regard to whether (x) such derivative conveys any voting rights in Common Shares to such person or any of such person’s Affiliates, (y) the derivative is required to be, or capable of being, settled through delivery of Common Shares, or (z) such person or any of such person’s Affiliates may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Common Shares, and (iv) any of the foregoing securities owned by a person controlled by such person or by an Affiliate of such person. A person is considered to be “controlled” by another person if the person exercises control over that other person in any matter that results in control in fact, whether directly through the ownership of securities or indirectly through a trust, an agreement or arrangement or otherwise. For purposes of this Section, no person shall be, or be deemed to be, the “Beneficial Owner” of, or to “Beneficially Own”, any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company.
(2)	Until the conclusion of the 2016 Annual Meeting, unless the Company or the Board has: (1) breached Section 1(1)(a), (b) or (f); (2) breached Section 1(1)(c) and failed to cure such breach within five (5) business days following receipt by it of written notice from Sagard Capital specifying any such breach; or (3) otherwise materially breached this Agreement and failed to cure such breach within five (5) business days following receipt by it of written notice from Sagard Capital specifying any such breach, Sagard Capital shall (1) in the case of all Common Shares owned of record, directly or indirectly, by it, or by any Sagard Capital Affiliate, cause such shares and (2) in the case of all Common Shares Beneficially Owned, but not owned of record, directly or indirectly, by it, or by any Sagard Capital Affiliate, instruct the record owner to cause such shares, in each case as of the record date for the 2016 Annual Meeting or any special meeting of shareholders of the Company prior thereto, and in each case that are entitled to vote at the 2016 Annual Meeting or such special meeting prior thereto, to be present and/or represented for quorum purposes and to be voted, at the 2016 Annual Meeting or any such special meeting prior thereto or at any adjournments or postponements thereof by properly completing and submitting management’s form of proxy or voting instruction form (and providing a copy thereof to the Company), for all persons nominated by the Board for election as directors at the 2016 Annual Meeting or any such special meeting prior thereto (so long as the Sagard Capital Nominee is either nominated by the Board or will otherwise continue to be on the Board after such meeting), against any persons proposed that are not nominated by the Board for election as directors at the 2016 Annual Meeting or any such special meeting prior thereto, and in favour of the appointment of the Company’s auditors and auditors’ compensation.
(3)	Provided that Sagard Capital has not materially breached this Agreement and failed to cure such breach within five (5) business days following receipt by it of written notice from the Company specifying any such breach, the Company shall not make, or cause to be made, by press release or similar statement, to the public, press or media (including social media), or in an SEC or Canadian securities regulatory filing, any statement or announcement that disparages Sagard Capital, the officers or directors of Sagard Capital, or any person who has served as an officer or director of Sagard Capital in the past.
Section 3	Public Announcements.
Promptly following execution of this Agreement (but outside market trading hours), the Company and Sagard Capital shall announce this Agreement and its material terms by means of a press release in the form attached to this Agreement as Exhibit C (the “Press Release”). Neither the Company nor Sagard Capital shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party. The Company acknowledges that Sagard Capital intends to describe and file this Agreement and the agreed upon Press Release as exhibits to its Schedule 13D and/or its Early Warning Report under Canadian law pursuant to an amendment or new filing (in the case of the Early Warning Report), each of which the Company shall have the reasonable opportunity to review in advance of any such filing and Sagard Capital shall in turn have a reasonable opportunity to review in advance of filing the Form 8-K to be made by the Company with respect to this Agreement. Each party shall give due and reasonable consideration to any comments provided by the other party.
Section 4	Confidentiality Agreement.
The Company hereby agrees that: (i) the Sagard Capital Nominee is permitted to and may provide confidential information subject to and in accordance with the terms of the confidentiality agreement in the form attached to this Agreement as Exhibit B (the “Confidentiality Agreement”) (which Sagard Capital agrees to execute and deliver to the Company and cause the Sagard Capital Nominee to abide by) and (ii) the Company will execute and deliver the Confidentiality Agreement to Sagard Capital and the Sagard Capital Nominee substantially contemporaneously with execution and delivery thereof by the other signatories thereto.
Section 5	Representations and Warranties of All Parties; Representation and Warranty of The Company.
(1)	Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreement to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.
(2)	In addition, the Company represents and warrants to Sagard Capital that, as of the date hereof, the Company has not adopted a Rights Plan.
Section 6	Representations and Warranties of Sagard Capital.
Sagard Capital represents and warrants that, as of the date of this Agreement, (i) Sagard Capital Beneficially Owns an aggregate of 6,862,688 Common Shares; (ii) except for such ownership, Sagard Capital and the Sagard Capital Affiliates have no other Beneficial Ownership of, and/or economic exposure to, any Common Shares, including through any derivative transaction described in the definition of “Beneficial Ownership” above; and (iii) Sagard Capital, collectively with the Sagard Capital Affiliates, have a Net Long Position of 6,862,688 Common Shares.
Section 7	Miscellaneous.
(1)	The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the courts of British Columbia. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law or in damages. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND

THE FEDERAL LAWS OF CANADA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH PROVINCE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH PROVINCE.
(2)	Each of the parties hereto, by the execution and delivery of this Agreement, irrevocably and unconditionally, with respect to any matter or thing arising out of or pertaining to this Agreement, attorns, submits to and accepts, for itself and in respect of its assets, the jurisdictions of the courts of the Province of British Columbia.
Section 8	No Waiver.
Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
Section 9	Entire Agreement.
This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.
Section 10	Notices.
All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy or email, when such telecopy and email is transmitted to the telecopy number set forth below or sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:
(a)	If to the Company:
Performance Sports Group Ltd.
100 Domain Drive
Exeter, NH 03833

Facsimile:	(603) 292-1505
Email:	Michael.Wall@bauer.com
Attention:	Michael J. Wall
Executive Vice President, General Counsel & Corporate Secretary

With copies to (which shall not constitute notice):

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario M5L 1B9

Facsimile:	(416) 947-0866
Email:	JMann@stikeman.com
Attention:	Jonah Mann

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019

Facsimile:	(212) 492-0078
Email:	afoley@paulweiss.com
Attention:	Andrew J. Foley
(b)	if to Sagard Capital:
Sagard Capital Partners, L.P.
325 Greenwich Avenue
Greenwich, CT 06830

Attention:	Dan Friedberg
Facsimile:	(203) 629-6781
Email:	friedberg@sagardcapital.com

With a copy to (which shall not constitute notice):

Blake, Cassels & Graydon LLP
199 Bay Street, Suite 4000
Commerce Court West
Toronto ON M5L 1A9
Canada

Attention:	John Tuzyk and Matthew Merkley
Facsimile:	(416) 863-2653
Email:	john.tuzyk@blakes.com and matthew.merkley@blakes.com

and

Finn Dixon & Herling LLP
Before August 1, 2016:
177 Broad Street
Stamford, CT 06901
From and after August 1, 2016:

6 Landmark Square Stamford, CT 06901
Attention:	Charles J. Downey III
Facsimile	(203) 325-5001
Email:	cdowney@fdh.com
Section 11	Severability.
If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
Section 12	Counterparts.
This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.
Section 13	Successors and Assigns.
This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.
Section 14	No Third Party Beneficiaries.
This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.
Section 15	Fees and Expenses.
Neither the Company, on the one hand, nor Sagard Capital, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.
Section 16	Interpretation and Construction.
Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.
[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.
PERFORMANCE SPORTS GROUP LTD.

By:	/s/ Michael J. Wall
Name: Michael J. Wall
Title: EVP, General Counsel and Corporate Secretary

SAGARD CAPITAL PARTNERS, L.P. By: Sagard Capital Partners GP, Inc.

By:	/s/ Daniel M. Friedberg
Name: Daniel M. Friedberg
Title: President

SCHEDULE A

Sagard Capital Partners GP, Inc.
Sagard Capital Partners Management Corp.

EXHIBIT A
FORM OF IRREVOCABLE RESIGNATION RE: SHAREHOLDER NOMINATION AGREEMENT

March 28, 2016

Performance Sports Group Ltd.
100 Domain Drive
Exeter, NH 03833
Attention: Executive Vice President, General Counsel & Corporate Secretary
Re: Resignation
Ladies and Gentlemen:
This irrevocable resignation is delivered pursuant to Section 1(1)(d), Section 1(2) and Section 2(1) of that certain Shareholder Nomination Agreement, dated March 28, 2016, between Performance Sports Group Ltd. and Sagard Capital Partners, L.P.  (the “Agreement”). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. Effective only upon, and subject to, (i) such time as Sagard Capital, together with all of the Sagard Capital Affiliates, ceases collectively to “Beneficially Own” (as defined in the Agreement) an aggregate Net Long Position of at least 2,278,334 of the issued and outstanding Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) or (ii) such time as I, as a nominee to the Board, receive a greater number of votes withheld than votes in favour at the 2016 Annual Meeting or at an annual meeting of shareholders of the Company subsequent to the 2016 Annual Meeting, pursuant to Section 2.1 of the Majority Voting Policy of the Company, I hereby resign effective immediately from my position as a director of the Company and from any and all committees of the Board on which I serve (and in the case of a resignation pursuant to the Majority Voting Policy, such resignation is effective upon acceptance of such resignation by the Board).
Sincerely,

Name: Dan Friedberg

EXHIBIT B
CONFIDENTIALITY AGREEMENT
PERFORMANCE SPORTS GROUP LTD.
March 28, 2016
To: Each of the entities listed on Schedule A hereto (“Sagard Capital” or “you”)
Ladies and Gentlemen:
This letter agreement shall become effective upon the appointment of the Sagard Capital Nominee to the Board of Directors (the “Board”) of Performance Sports Group Ltd. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Shareholder Nomination Agreement (the “Agreement”), dated as of March 28, 2016, between the Company and Sagard Capital.
Background purpose and intent.  In connection with the service of the Sagard Capital Nominee as a director of the Company, the Company anticipates and desires that the Sagard Capital Nominee share Evaluation Material (as defined below) with Sagard Capital so that, among other things, from time to time,  Sagard Capital may prepare or conduct analyses or evaluations, or develop proposals or ideas, which may be shared from time to time, in whole or in part, with the Company and/or the Company Representatives (as defined below), regarding the Company, including but not limited to the Company’s operations, business, results, plans, strategy, existing and new markets and customers, budgets, prospects, ownership structure, management team composition, and other ideas regarding board composition, management, changes to capitalization, ownership structure, and/or potential transactions (including potential acquisitions by the Company and/or a potential sale of the Company as a whole or in parts).
Overall agreement of the Company.  The Company intends, understands and agrees that, subject to the terms of, and in accordance with, the preceding paragraph and the remainder of this letter agreement, the Sagard Capital Nominee will receive Evaluation Material both (i) for use in the performance of his or her duties as a member of the Board and (ii) in order to provide, on behalf of the Company, Evaluation Material to Sagard Capital in furtherance of the foregoing paragraph.  Accordingly, the Company hereby covenants and consents that the Sagard Capital Nominee will disclose information he or she obtains while serving as a member of the Board to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this Agreement, and that any such disclosure of information is acknowledged by the Company as being made with a view to the best interests of the Company and in the necessary course of business of the Company.
Overall agreement of Sagard Capital.  As a result, in furtherance of the foregoing, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and, subject to the restrictions
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in paragraph 2, the persons set forth on Schedule B hereto (collectively, the “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by the Sagard Capital Nominee, or by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring to, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.
1.	The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by the Sagard Capital Nominee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”), or (iii) is received from a source other than the Sagard Capital Nominee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.
2.	You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the purposes described herein and (ii) who are informed by you of the confidential nature of such information; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties to this letter agreement; and (B) to the Company and the Company Representatives. It is understood and agreed that the Sagard Capital Nominee shall not disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work product privilege; provided, however, that the Sagard Capital Nominee may provide such disclosure of Legal Advice if such Sagard Capital Nominee shall not have taken any action, or failed to take any action, that has the purpose or effect of waiving attorney-client privilege or attorney work product privilege with respect to any portion of such Legal Advice and if reputable outside legal counsel of national standing provides the Company with a written opinion that such disclosure will not waive the Company’s attorney client privilege or attorney work product privilege with

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respect to such Legal Advice. “Legal Advice” as used in this letter agreement shall be solely and exclusively limited to the advice provided by legal counsel and shall not include factual information or the formulation or analysis of business strategy that is not protected by the attorney-client or attorney work product privilege.
3.	In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense. Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Shares of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder or applicable laws and regulations of Canada.
4.	You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, Chief Financial Officer, General Counsel, and/or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to the Sagard

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Capital Nominee acting solely in his or her capacity as a member of the Board (nor shall it apply to any other members of the Board).
5.	All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Sagard Capital Nominee is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the foregoing, you and your Representatives: (i) may each retain one copy of the Evaluation Material solely for record retention purposes and for the purpose of defending rights and obligations hereunder, and (ii) will not be required to return or destroy any computer or other electronic hardware or systems, to render any electronic data irrecoverable or to disable any existing electronic data backup procedures; provided, that the terms of this letter shall apply to any Evaluation Material so long as it is retained pursuant to the foregoing clauses (i) and (ii).
6.	You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal, state and provincial securities laws, and that you shall not, and you shall use your commercially reasonable efforts to ensure that your Representatives do not, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws, provided that, subject to compliance with such laws and the terms of the Agreement, you and the Representatives shall in any event be free to trade or engage in such transactions during periods when the directors of the Company are permitted to do so in accordance with the Company’s Insider Trading Policy, and the Company will notify the Sagard Capital Nominee in advance when such “open window” periods begin and end.
7.	You hereby represent and warrant to the Company that (i) you have all requisite corporate power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

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8.	Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.
9.	You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the courts of British Columbia. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.
10.	Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the courts of British Columbia in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the courts of British Columbia, irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND THE FEDERAL LAWS OF CANADA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH PROVINCE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH PROVINCE.
11.	This letter agreement and the Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, including the confidentiality agreement entered into between Sagard Capital Partners, L.P. and the Company dated March 18, 2016. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.

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12.	All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy or email, when such telecopy is transmitted to the telecopy number set forth below or sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:
(a)	If to the Company:
Performance Sports Group Ltd.
100 Domain Drive
Exeter, NH 03833

Facsimile:	(603) 292-1505
Email:	Michael.Wall@bauer.com
Attention:	Michael J. Wall
Executive Vice President, General Counsel & Corporate Secretary

With copies to (which shall not constitute notice):

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario M5L 1B9

Facsimile:	(416) 947-0866
Email:	JMann@stikeman.com
Attention:	Jonah Mann

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019

Facsimile:	(212) 492-0078
Email:	afoley@paulweiss.com
Attention:	Andrew J. Foley
(b)	if to Sagard Capital:
Sagard Capital Partners, L.P.
325 Greenwich Avenue
Greenwich, CT 06830
Attention:	Dan Friedberg

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Facsimile:	(203) 629-6781
Email:	friedberg@sagardcapital.com

With a copy to (which shall not constitute notice):

Blake, Cassels & Graydon LLP
199 Bay Street, Suite 4000
Commerce Court West
Toronto ON M5L 1A9
Canada

Attention:	John Tuzyk and Matthew Merkley
Facsimile:	(416) 863-2653
Email:	john.tuzyk@blakes.com and matthew.merkley@blakes.com

and

Finn Dixon & Herling LLP
Before August 1, 2016:
177 Broad Street
Stamford, CT 06901
From and after August 1, 2016: 6 Landmark Square Stamford, CT 06901
Attention:	Charles J. Downey III
Facsimile	(203) 325-5001
Email:	cdowney@fdh.com
13.	If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.
14.	This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.
15.	This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties to this letter agreement.
16.	Sagard Capital shall cause any Replacement for the Sagard Capital Nominee appointed to the Board pursuant to Section 1(1)(e) of the Agreement to execute a copy of this letter agreement.
17.	This letter agreement shall expire two (2) years from (i) in your case, the date on which no Sagard Capital Nominee remains a director of the Company and (ii) in the

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case of Dan Friedberg, the date on which he no longer remains a director of the Company (unless he continues to be a Representative, in which case this letter agreement shall expire two years after the date in clause (i) above); except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3).
18.	No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.
19.	Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”
20.	Notwithstanding anything to the contrary herein, nothing in this letter limits or applies in any way to the activities of your Representatives so long as the individuals conducting such activities have not been provided with nor had access to Evaluation Material. For the avoidance of doubt, (i) nothing in this letter shall be deemed to bind any of your portfolio companies or investments, unless such portfolio company or investment in turn have been provided with or had access to Evaluation Material and (ii) nothing in this letter shall be deemed to bind, limit or apply in any way to the activities of Power Corporation of Canada (“Power”) nor any person or entity which is controlled (as defined in Rule 12b-2 under the Exchange Act) directly or indirectly by Power Corporation of Canada (a “Power Affiliate”) (collectively, with Power, the “Power Entities”), so long as the individuals conducting such activities on behalf of Power and/or a Power Affiliate have not been provided with or had access to Evaluation Material hereunder.
21.	Nothing in this letter agreement shall be construed to (i) impose on Sagard Capital any duty to prepare or share any particular analyses, evaluations, proposals or ideas for the benefit of the Company, (ii) suggest that Sagard Capital is a fiduciary or agent of the Company, or (iii) suggest that Sagard Capital shall have any liability whatsoever relating to or arising out of any analysis, evaluations or ideas which it may share with the Company or the Company Representatives, or for any actions taken by the Company in reliance thereon.
[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.
SAGARD CAPITAL PARTNERS, L.P. By: Sagard Capital Partners GP, Inc.

By:
Name: Dan Friedberg
Title: President

PERFORMANCE SPORTS GROUP LTD.

By:
Name:
Title:

By:
Name: Dan Friedberg
(Personally, and not as to Sagard Capital)

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SCHEDULE A
Sagard Capital Partners, L.P.

10

SCHEDULE B
1. Sagard Capital Partners GP, Inc.
2. Sagard Capital Partners Management Corp.
3. Directors, officers, employees, advisors, attorneys and accountants of Sagard Capital or any of the foregoing (all on a need to know basis only).

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EXHIBIT C

Performance Sports Group Appoints Daniel M. Friedberg to its Board of Directors
Company Enters Into Nomination Agreement with Largest Shareholder Sagard Capital

EXETER, NH – March 28, 2016 - Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) (“Performance Sports Group” or the “Company”), a leading developer and manufacturer of high performance sports equipment and apparel, announced today that Daniel M. Friedberg, President and Chief Executive Officer of Sagard Capital Partners Management Corp., has been appointed to the Company’s Board of Directors, effective immediately. Sagard Capital Partners, L.P. (together with Sagard Capital Partners Management Corp. and Sagard Capital Partners GP, Inc., collectively, “Sagard Capital”) is currently the Company’s largest shareholder, with beneficial ownership of approximately 15% of the Company’s issued and outstanding common shares.1

“Dan has had significant business successes throughout his career, and we are very pleased to have him join our Board,” said Bernard McDonell, Chairman of the Board, Performance Sports Group. “Both Dan and Sagard Capital have substantial strategic, operating and financial expertise and a history of working in support of the long-term goals of the companies in which they invest.”

“Our investment in Performance Sports Group is the result of substantial time and resources dedicated to identifying and evaluating the potential long-term value of Performance Sports Group. Sagard Capital believes in Performance Sports Group’s leading innovation, world-class brands and prospects for improved profitability,” Friedberg said. “I look forward to working with the Board and management with a common objective of creating value for all shareholders.”

In connection with the appointment of Mr. Friedberg to the Company’s Board of Directors, the Company has entered into a shareholder nomination agreement with Sagard Capital, which provides for, among other things, customary standstill, nomination, support and confidentiality provisions, a copy of which is available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.performancesportsgroup.com.

Since Sagard Capital’s founding in 2005, Mr. Friedberg has been President and Chief Executive Officer of Sagard Capital, an investor in small and mid-sized public companies. Since 2005, he has also been a Vice President and Officer of Power Corporation of Canada, a diversified international management and holding company. Prior to that, he was a Partner at Bain & Company in its London office in 1987 and then became a founder of its Toronto office in 1989 and its New York office in 2000. Mr. Friedberg served as a director of X-Rite, Incorporated from 2008 to 2012, and has served on the Board of Directors of GP Strategies Corporation since December 2009 and on the Board of Directors of InnerWorkings, Inc. since April 2014.

About Performance Sports Group Ltd.
Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) is a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and it holds the No. 1 North American position in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE, INARIA, COMBAT and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. The Company is focused on building its leadership position by growing market share in all product categories and pursuing strategic acquisitions. Performance Sports Group is a member of the Russell 2000 and 3000 Indexes, as well as the S&P/TSX Composite Index. For more information on the Company, please visit www.PerformanceSportsGroup.com.

1 Based on public filings as of the date hereof.

About Sagard Capital
Sagard Capital Partners, L.P. is the direct owner of the common shares reported herein as being beneficially owned and over which control is shared by the entities comprising Sagard Capital. Sagard Capital Partners, L.P. is principally engaged in the business of investing in securities. Sagard Capital Partners GP, Inc. is the general partner of Sagard Capital Partners, L.P. Sagard Capital Partners Management Corp. is the investment manager of Sagard Capital Partners, L.P. Each entity comprising Sagard Capital is a subsidiary of Power Corporation of Canada.

Sagard Capital’s strategy is to acquire significant minority or control positions in publicly traded small and mid-sized companies. It offers a unique and highly differentiated value proposition to companies looking for supportive, long-term shareholders. Based in Greenwich, Connecticut, Sagard Capital is an evergreen fund with an indefinite holding period for its investments. Sagard Capital is purpose-built to be an independent, flexible, supportive partner to management teams focused on building sustainable, leading businesses and generating long-term shareholder value.

Company Contact:
Mark Vendetti
Chief Financial Officer
Tel 1-603-430-2111
investors@performancesportsgroup.com

Investor Relations:
Liolios
Cody Slach
Tel 1-949-574-3860
PSG@liolios.com

Media Contact:
Steve Jones
Sr. Director, Corporate Communications
Tel 1-603-610-5813
media@performancesportsgroup.com